UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   November 14, 2016

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective November 9, 2017, Village Super Market, Inc. ("Village") entered into a credit agreement that amends, restates and supersedes in its entirety the Loan Agreement dated September 16, 1999 and all amendments to that agreement. The agreement maintains Village's unsecured revolving line of credit providing a maximum amount available for borrowing of $25,000,000, and extends the credit agreement to December 31, 2020.  The revolving credit line can be used for general corporate purposes. Indebtedness under this agreement bears interest at the applicable LIBOR rate plus 1.25%.

The credit agreement continues to provide for up to $3,000,000 of letters of credit, which secure obligations for construction performance guarantees to municipalities.

The revolving loan agreement continues to contain covenants that, among other conditions, require a maximum liabilities to tangible net worth ratio, a minimum fixed charge coverage ratio and a positive net income.

Item 9.01   Financial Statements and Exhibits

Description

10.1	Credit Agreement dated November 9, 2017

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: November 14, 2016	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)